Exhibit 99.1
SciQuest Announces Third Quarter 2010 Financial Results
CARY, N.C. — November 8, 2010 — SciQuest, Inc. (Nasdaq: SQI) a leading provider of on-demand strategic procurement and supplier enablement solutions, today announced its financial results for the third quarter ended September 30, 2010.
“We are pleased with the company’s third quarter performance and strong financial results,” said Stephen Wiehe, President and Chief Executive Officer of SciQuest. “During the third quarter, we added a number of new customers across our targeted vertical markets, and renewal and follow-on sales activity at existing customers remained high. SciQuest’s ability to continue growing at a solid pace throughout the more challenging economic environment is a result of the compelling return on investment that our customers can realize from using our suite of on-demand eprocurement solutions.”
Wiehe added, “Our successful IPO in September was a milestone event that helped to further reinforce SciQuest as a leading eprocurement provider for higher education, public sector, healthcare and life sciences organizations. In addition to raising our profile, our IPO generated proceeds that provide the company with expanded resources to execute our long-term growth strategy.”
SciQuest reported total revenue of $10.8 million for the quarter ended September 30, 2010, an increase of 19% compared to revenue of $9.0 million for the comparable period in 2009.
GAAP operating loss in the third quarter was $4.0 million, compared to an operating loss of $1.3 million in the third quarter of 2009. GAAP net loss was $3.2 million, or ($0.22) per share, in the third quarter of 2010, compared to a net loss of $2.0 million, or ($0.14) per share, in the comparable period in 2009.
Non-GAAP operating income increased to $2.4 million in the third quarter, excluding stock-based compensation expenses, amortization of intangible assets, a non-recurring management bonus associated with the company’s initial public offering and a non-recurring contribution of stock to fund a charitable trust established by the company. Non-GAAP operating income was $2.0 million in the third quarter of 2009, excluding stock-based compensation expenses, amortization of intangible assets and a litigation settlement.
Non-GAAP net income was $1.5 million, or $0.10 per share, for the third quarter, before dividends on redeemable preferred stock. This compared to non-GAAP net income of $2.0 million, or $0.14 per share, before dividends on redeemable preferred stock in the third quarter of 2009. The year-over-year decrease in non-GAAP net income is the result of realizing a 38% effective tax rate for the third quarter of 2010 compared to no income tax provision for the third quarter of 2009.
On a year-to-date basis, at the end of the third quarter operating cash flow was $2.8 million, compared to an outflow of $0.3 million in the year-ago period. Free cash flow, on a year-to-date basis, was $1.8 million, compared to an outflow of $0.9 million in the year-ago period. Adjusted free cash flow, on a year-to-date basis, was $7.7 million, a significant increase from $2.2 million in the year-ago period. A reconciliation of the most comparable GAAP financial measure to the non-GAAP measure used above is included with the financial tables at the end of this release.

Rudy Howard, Chief Financial Officer of SciQuest, said, “The combination of our subscription-based license model, long-term customer contracts and high renewal rates provides SciQuest with strong visibility in our revenue model. In addition, SciQuest is delivering healthy margins and we believe there is further operating leverage potential as our business scales.”
Other Third Quarter and Recent Highlights
•	SciQuest ended the third quarter with 177 customers, an increase from 139 customers at the end of the third quarter of 2009.

•	The company was again included in Software Magazine’s annual ranking of the 500 largest software and service providers, the Software 500. SciQuest was ranked 274 this year, compared to 307 in last year’s ranking.
Business Outlook
Based on information available as of November 8, 2010, SciQuest is issuing guidance for the fourth quarter and full year 2010 and for 2011 as follows:
Fourth Quarter 2010: The company expects fourth quarter revenue to be in the range of $10.8 million to $11.0 million and non-GAAP net income per share of $0.04 to $0.05 based on diluted weighted average shares outstanding of 21.1 million shares. We expect non-GAAP net income for all future periods to be determined in a manner consistent with historical practices as set forth in the reconciliation included with the financial tables at the end of this release.
The company expects GAAP net income per share to be in the range of $0.03 to $0.04. GAAP net income per share includes an estimated stock-based compensation expense of approximately $200,000, and amortization of intangible assets of $75,000.
Full Year 2010: The company expects full year 2010 revenue to be in the range of $42.2 million to $42.4 million and non-GAAP net income per share before dividends on redeemable preferred stock to be in the range of $0.31 to $0.32, based on diluted weighted average shares outstanding of approximately 16.5 million shares.
The company expects full year GAAP net income per share before dividends on redeemable preferred stock to be in the range of $0.09 to $0.10. GAAP net income per share includes an estimated stock-based compensation expense of $1.1 million, amortization of intangible assets of $300,000, a non-recurring management bonus associated with the company’s initial public offering of $5.9 million, a non-recurring contribution of stock to fund a charitable trust established by the company of $238,000, and a gain in the sale of investments $1.7 million.
The company expects full year operating cash flow to be in the range of $5.5 to $6.0 million. Free cash flow, which is defined as cash flow from operations less purchases of property and equipment of approximately $0.8 million and capitalization of software development costs of approximately $0.6 million, to be in the range of $4.1 to $4.6 million in 2010. The company expects adjusted free cash flow, which is free cash flow, excluding a non-recurring management bonus associated with the company’s initial public offering of $5.9 million, to be in the range of $10.0 to $10.5 million.

Full Year 2011: The company expects full year 2011 revenue to be in the range of $49.0 million to $50.0 million and non-GAAP net income per share to be in the range of $0.24 to $0.25 based on diluted weighted average shares outstanding of 21.3 million shares.
The company expects full year GAAP net income per share to be in the range of $0.20 to $0.21. GAAP net income per share includes an estimated stock-based compensation expense of $1.4 million and amortization of intangible assets of $0.3 million.
The company expects operating cash flow in 2011 to be in the range of $13.7 to $14.7 million. Free cash flow, which is defined as cash flow from operations less purchases of property and equipment of approximately $1.0 million and capitalization of software development costs of approximately $0.7 million, to be in the range of $12.0 to $13.0 million in 2011.
Conference Call Information

What:	SciQuest’s third quarter 2010 financial results conference call
When:	Monday, November 8, 2010
Time:	5:00 p.m. ET
Webcast:	http://investor.sciquest.com (live and replay)
Live Call:	(877) 430-3736, domestic
(760) 298-5046, international
Replay:	(800) 642-1687, passcode 16300710, domestic
(706) 645-9291, passcode 16300710, international
Non-GAAP Financial Measures
SciQuest provides all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, SciQuest presents non-GAAP financial measures in reporting its financial results to provide investors with additional tools to evaluate SciQuest’s operating results in a manner that focuses on what SciQuest believes to be its ongoing business operations and what SciQuest uses to evaluate its ongoing operations and for internal planning and forecasting purposes. SciQuest’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. SciQuest’s management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes: (i) the amortization of acquired intangible assets; (ii) the impact of stock-based compensation; (iii) other significant items, including a non-recurring management bonus associated with the company’s initial public offering and a non-recurring contribution of stock to fund a charitable trust established by the company, and (iv) the income tax effect of non-GAAP pre-tax adjustments from the provision for income taxes; and the non-GAAP measures that exclude such information in order to assess the performance of SciQuest’s business and for planning and forecasting in subsequent periods. Whenever SciQuest uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed herein.
About SciQuest
SciQuest (NASDAQ: SQI) provides a leading on-demand strategic procurement and supplier enablement solution that integrates customers with their suppliers to improve procurement of indirect goods and services. Our on-demand software enables organizations to realize the benefits of strategic procurement by identifying and establishing contracts with preferred suppliers, driving spend to those contracts and promoting process efficiencies through electronic transactions. Using our managed SciQuest Supplier Network, our customers do business with more than 30,000 unique suppliers and spend billions of dollars annually.
Our current target markets are higher education, life sciences, healthcare and state and local governments. We tailor our solution for each of the vertical markets we serve by offering industry-specific functionality, content and supplier connections. We serve more than 175 customers operating in 16 countries and offer our solution in five languages and 22 currencies.
SciQuest is a registered trademark of SciQuest, Inc. Other trademarks contained herein remain the property of their respective owners.
For more information about SciQuest, please visit www.sciQuest.com or call 888-638-7322 in the U.S. or +44 1794 341182 in Europe.
Cautionary Note Regarding Forward-Looking Statements
Any statements in this release that are not historical or current facts are forward-looking statements. These forward-looking statements include references to the return on investment customers can realize, our long-term growth strategy, potential operating leverage and the visibility in our revenue model as well as all statements under the heading “Business Outlook.” All forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors” section of our Registration Statement on Form S-1 and other required reports, as filed with the SEC, which are available free of charge on the SEC’s website at http://www.sec.gov or on our website at www.sciquest.com. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. These forward-looking statements speak only as of the date hereof, and we undertake no obligation to update, amend or clarify any forward-looking statement for any reason.
###
SciQuest media contact:
Melissa London
SciQuest, Inc.
919-659-2228
mlondon@sciquest.com
SciQuest Investor contact:
Garo Toomajanian
ICR, LLC
1-800-550-6380
investorrelations@sciquest.com
SQI-F

SCIQUEST, INC.
BALANCE SHEETS
(in thousands except share and per share amounts)

	As of	As of
	September 30,	December 31,
	2010	2009
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$35,444	$17,132
Restricted cash	—	350
Accounts receivable	3,453	4,846
Prepaid expenses and other current assets	1,070	834
Deferred tax asset	219	177

Total current assets	40,186	23,339
Property and equipment, net	1,736	1,307
Goodwill	6,765	6,765
Intangible assets, net	1,114	1,340
Deferred project costs	5,074	5,148
Deferred tax asset	16,923	17,269
Other	43	43

Total assets	$71,841	$55,211

Liabilities and Redeemable Preferred Stock
Current liabilities:
Accounts payable	$23	$46
Accrued liabilities	3,911	2,980
Line of credit	—	350
Deferred revenues	24,566	27,066

Total current liabilities	28,500	30,442
Deferred revenues, less current portion	9,509	7,209
Deferred tax liability, less current portion	791	646
Series A redeemable preferred stock at redemption value, $0.001 par value; 222,073 shares authorized; zero and 222,073 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively	—	34,072
Stockholders’ Equity (Deficit)
Common stock, $0.001 par value; 50,000,000 shares authorized; 20,332,489 and 14,342,284 shares issued and outstanding as of September 30, 2010 and December 31, 2009, respectively	20	14
Additional paid-in capital	50,272	—
Notes receivable from stockholders	(15)	(769)
Accumulated deficit	(17,236)	(16,403)

Total stockholders’ equity (deficit)	33,041	(17,158)

Total liabilities, redeemable preferred stock, and stockholders’ equity (deficit)	$71,841	$55,211

SCIQUEST, INC.
STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Revenues	$10,771	$9,049	$31,459	$26,455
Cost of revenues (1)(2)	2,329	1,879	6,776	5,627

Gross profit	8,442	7,170	24,683	20,828

Operating expenses: (1)
Research and development	2,173	1,968	6,092	6,328
Sales and marketing	2,815	2,528	8,784	7,874
General and administrative	1,471	805	4,106	2,750
Management bonus plan associated with initial public offering	5,888	—	5,888	—
Litigation settlement and associated legal expenses	—	3,089	—	3,189
Amortization of intangible assets	75	101	226	302

Total operating expenses	12,422	8,491	25,096	20,443

(Loss) income from operations	(3,980)	(1,321)	(413)	385
Other income (expense), net:
Interest income	9	8	22	40
Interest expense	—	(2)	(2)	(5)
Other income (expense), net	20	(6)	1,698	(4)

Total other income, net	29	—	1,718	31

(Loss) income before income taxes	(3,951)	(1,321)	1,305	416
Income tax benefit (expense)	1,486	—	(566)	—

Net (loss) income	(2,465)	(1,321)	739	416
Dividends on redeemable preferred stock	715	660	2,079	1,921

Net loss attributable to common stockholders	$(3,180)	$(1,981)	$(1,340)	$(1,505)

Net loss attributable to common stockholders per share — Basic and Diluted	$(0.22)	$(0.14)	$(0.09)	$(0.11)

Weighted average shares outstanding used in computing per share amounts	14,558	14,090	14,241	14,035

(1)	Amounts include stock based compensation expense, as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Cost of revenues	$21	$10	$52	$28
Research and development	22	21	197	63
Sales and marketing	21	22	139	59
General and administrative	85	39	517	127

	$149	$92	$905	$277

(2) Cost of revenues includes amortization of capitalized software development costs of:

Amortization of capitalized software development costs:	$70	$39	$167	$125

SCIQUEST, INC.
STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Nine Months Ended
	September 30,
	2010	2009
Cash flows from operating activities
Net income	$739	$416
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	800	924
Gain on sale of investment	(1,700)	—
Stock-based compensation expense	905	277
Non-recurring contribution of stock to fund a charitable trust established by the Company	238	—
Deferred taxes	449	—
Changes in operating assets and liabilities:
Accounts receivable	1,393	247
Prepaid expense and other current assets	(236)	302
Deferred project costs and other assets	74	379
Accounts payable	(23)	(79)
Accrued liabilities and other	394	(694)
Deferred revenues	(200)	(2,084)

Net cash provided by (used in) operating activities	2,833	(312)
Cash flows from investing activities
Addition of capitalized software development costs	(521)	(95)
Purchase of property and equipment	(482)	(527)
Proceds from sale of investment	1,700	—
Restricted cash	350	—

Net cash provided by (used in) investing activities	1,047	(622)
Cash flows from financing activities
Proceeds from public offering, net of underwriting discount	53,010	—
Initial public offering costs	(1,871)	—
Redemption of preferred stock	(36,151)	—
Issuance of common and restricted stock	39	24
Repurchases of restricted stock	(273)	(15)
Repayment of notes payable	(350)	—
Repayment of notes receivable from stockholders	4	7
Proceeds from exercise of common stock options	24	4

Net cash provided by financing activities	14,432	20
Net increase (decrease) in cash and cash equivalents	18,312	(914)
Cash and cash equivalents at beginning of the period	17,132	13,502

Cash and cash equivalents at end of the period	$35,444	$12,588

Supplemental disclosure of cash flow information
Cash paid for interest	$2	$5

Supplemental disclosure of non-cash flow information
Dividends on redeemable preferred stock	$2,079	$1,921

RECONCILIATION DATA
(UNAUDITED)
(in thousands except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Reconciliation of Net (Loss) Income to non-GAAP Net Income:
Net (Loss) Income	$(2,465)	$(1,321)	$739	$416
Management bonus plan associated with initial public offering	5,888	—	5,888	—
Litigation settlement and associated legal expenses	—	3,089	—	3,189
Amortization of intangible assets	75	101	226	302
Stock-based compensation	149	92	905	277
Contribution of stock to fund a charitable trust established by the Company	238	—	238	—
Gain on sale of investment	—	—	(1,700)	—
Tax effect of adjustments	(2,388)	—	(2,089)	—

Non-GAAP net income	$1,497	$1,961	$4,207	$4,184

Non-GAAP net income per share:
Basic	$0.10	$0.14	$0.30	$0.30
Diluted	$0.10	$0.14	$0.28	$0.29

Weighted average shares outstanding used in computing per share amounts:
Basic	14,558	14,090	14,241	14,035
Diluted	15,387	14,490	14,984	14,440

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Reconciliation of (Loss) Income from Operations to non-GAAP Income from Operations:
Operating (Loss) Income	$(3,980)	$(1,321)	$(413)	$385
Management bonus plan associated with initial public offering	5,888	—	5,888	—
Litigation settlement and associated legal expenses	—	3,089	—	3,189
Amortization of intangible assets	75	101	226	302
Stock-based compensation	149	92	905	277
Contribution of stock to fund a charitable trust established by the Company	238	—	238	—

Non-GAAP income from operations	$2,370	$1,961	$6,844	$4,153

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Reconciliation of Operating Expenses to non-GAAP Operating Expenses:
Operating expenses	$12,422	$8,491	$25,096	$20,443
Management bonus plan associated with initial public offering	(5,888)	—	(5,888)	—
Litigation settlement and associated legal expenses	—	(3,089)	—	(3,189)
Amortization of intangible assets	(75)	(101)	(226)	(302)
Stock-based compensation	(128)	(82)	(853)	(249)
Contribution of stock to fund a charitable trust established by the Company	(238)	—	(238)	—

Non-GAAP operating expenses	$6,093	$5,219	$17,891	$16,703

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Reconciliation of Operating Cash Flow to Adjusted Free Cash Flow:
Net cash provided by (used in) operating activities	$460	$(34)	$2,833	$(312)
Purchase of property and equipment	(103)	(65)	(482)	(527)
Capitalization of software development costs	(99)	(95)	(521)	(95)

Free cash flow	258	(194)	1,830	(934)
Management bonus plan associated with initial public offering	5,888	—	5,888	—
Litigation settlement and associated legal expenses	—	3,023	—	3,123
Public stock offering costs	(1,193)

Adjusted free cash flow	$4,953	$2,829	$7,718	$2,189